                                                                   June __, 1996



Morgan Stanley & Co.
   Incorporated
Alex. Brown & Sons Incorporated
BT Securities Corporation
CS First Boston Corporation
Goldman, Sachs & Co.
Salomon Brothers Inc
Wasserstein Perella Securities, Inc.
c/o Morgan Stanley & Co.
     Incorporated
     1585 Broadway
     New York, New York  10036

Morgan Stanley & Co.
   International Limited
Alex. Brown & Sons Incorporated
Bankers Trust International PLC
CS First Boston Limited
Goldman Sachs International
Salomon Brothers International Limited
Wasserstein Perella Securities, Inc.
c/o Morgan Stanley & Co.
     International Limited
     25 Cabot Square
     Canary Wharf
     London E14 4QA
     England


Dear Sirs:


          American Pad & Paper Company, a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters (as defined below), and certain shareholders of the Company (the "Selling Shareholders") named in
Schedule I hereto severally propose to sell to the several Underwriters (as defined below), an aggregate of 15,625,000 shares (the "Firm Shares") of the Common Stock of the Company, $.01 par value (the "Common Stock"), of which 12,500,000 shares are to be issued and sold by the Company and 3,125,000 shares are to be sold by the Selling Shareholders, each Selling Shareholder selling the amount set forth opposite such Selling Shareholder's name in Schedule I hereto.

          It is understood that, subject to the conditions hereinafter stated, 12,500,000 Firm Shares (the "U.S. Firm Shares") will be sold to the several U.S. Underwriters named in Schedule II hereto (the "U.S. Underwriters") in connection with the offering and sale of such U.S. Firm Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement Between U.S. and International Underwriters of even date herewith), and 3,125,000 Firm Shares (the "International Shares") will be sold to the several International Underwriters named in Schedule III hereto (the "International Underwriters") in connection with the offering and sale of such International Shares outside the United States and Canada to persons other than United States and Canadian Persons. Morgan Stanley & Co. Incorporated, Alex. Brown & Sons Incorporated, BT Securities Corporation, CS First Boston Corporation, Goldman, Sachs & Co., Salomon Brothers Inc and Wasserstein, Perella Securities, Inc., shall act as representatives (the "U.S. Representatives") of the several U.S. Underwriters, and Morgan Stanley & Co. International Limited, Bear, Alex. Brown & Sons Incorporated, Bankers Trust International PLC, CS First Boston Limited, Goldman Sachs International, Salomon Brothers International Limited and Wasserstein Perella Securities, Inc. shall act as representatives (the "International Representatives") of the several International Underwriters. The U.S. Underwriters and the International Underwriters are hereinafter collectively referred to as the Underwriters.

          The Selling Shareholders also severally propose to sell to the several U.S. Underwriters, not more than an aggregate of 2,343,750 additional shares of the Common Stock (the "Additional Shares"), each Selling Shareholder selling up to the amount set forth opposite such Selling Shareholder's name in Part B of
Schedule I hereto, if and to the extent that the U.S. Representatives shall have determined to exercise, on behalf of the U.S. Underwriters, the right to purchase such shares of common stock granted to the U.S. Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares". The Company and the Selling Shareholders are hereinafter sometimes collectively referred to as the "Sellers".

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement relating to the Shares. The registration statement contains two prospectuses to be used in connection with the offering and sale of the Shares: the U.S. prospectus, to be used in connection with the offering and

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

sale of Shares in the United States and Canada to United States and Canadian Persons, and the international prospectus, to be used in connection with the offering and sale of Shares outside the United States and Canada to persons other than United States and Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the outside front cover page. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the Registration Statement; the U.S. prospectus and the international prospectus in the respective forms first used to confirm sales of Shares are hereinafter collectively referred to as the Prospectus. If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

1.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company represents and
    ---------------------------------------------
warrants to and agrees with each of the Underwriters and each of the Selling Shareholders that:

          (a) The Registration Statement has become effective under the Securities Act; to the best of the Company's knowledge, no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

          (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 1(b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

          (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the state of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (d) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (e) This Agreement has been duly authorized, executed and delivered by the Company.

          (f) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

          (g) The shares of Common Stock (including the Shares to be sold by the Selling Shareholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

          (h) The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

          (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or By-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

          (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

          (k) There are no legal or governmental proceedings pending or, to the best of the Company's knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

          (l) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus.

          (m) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the Prospectus, except where failure to possess such certificates, authorizations or permits would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or any other modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus.

          (n) Except as described in or contemplated by the Prospectus, the Company and its subsidiaries own, possess, have an enforceable right to use or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

          (o) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder except that the preliminary prospectus filed as part of the Registration Statement filed with the Commission on April 25, 1996 did not contain the proposed offering range or information relating to dilution.

          (p) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (q) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (r) In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (s) There are no contracts, agreements or understandings between the Company and any person granting such person the right (i) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company, except as disclosed in the Registration Statement or (ii) to require the Company to include securities in the securities registered pursuant to the Registration Statement, except any such right that has been effectively waived or satisfied by the inclusion of securities therein.

          (t) The Company has complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

          [(u) The Company has complied with all applicable law in connection with the sale of Shares to certain of its employees outside of the United States as part of the Company's Directed Share Program.]

2.  REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS.  Each of the
    ----------------------------------------------------------
Selling Shareholders represents and warrants to and agrees with each of the Underwriters that:

          (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

          (b) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, the Power of Attorney and Custody Agreement signed by the Selling Shareholders named in Part C of Schedule I hereto and The Bank of Boston as Custodian, relating to the deposit of the Shares to be sold by such Selling Shareholder and appointing certain individuals as such Selling Shareholder's attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the "Power of Attorney and Custody Agreement") will not contravene any provision of applicable law, or the certificate of incorporation or by-laws of such Selling Shareholder (if such Selling Shareholder is a corporation), the partnership agreement of such Selling Shareholder (if such Selling Shareholder is a partnership) or any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Power of Attorney and Custody Agreement of such Selling Shareholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

          (c) Such Selling Shareholder has, and on the Closing Date will have, valid title to the Shares to be sold by such Selling Shareholder and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Power of Attorney and Custody Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder.

          (d) The Power of Attorney and Custody Agreement have been duly authorized, executed and delivered by each Selling Shareholder named in Part C of Schedule I hereto and is a valid and binding agreement of such Selling Shareholder.

          (e) Delivery of the Shares to be sold by such Selling Shareholder pursuant to this Agreement will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

          (f) The information which relates specifically to such Selling Shareholder, as set forth under the caption "Principal and Selling Stockholders" (including the notes thereto), does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3.  AGREEMENTS TO SELL AND PURCHASE.  Each Seller, severally and not jointly,
    -------------------------------
hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $______ a share

(the "Purchase Price") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Shareholders named in Part B of Schedule I hereto agree to sell to the U.S. Underwriters, and the U.S. Underwriters shall have a one-time right to purchase, severally and not jointly, up to 2,343,750 Additional Shares at the Purchase Price. If you, on behalf of the U.S. Underwriters, elect to exercise such option, you shall so notify the Selling Shareholders named in Part B of Schedule I hereto in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the U.S. Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Selling Shareholder named in Part B of Schedule I hereto agrees, severally and not jointly, to sell the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the maximum number of Additional Shares to be sold by such Selling Shareholder as the total number of Additional Shares to be purchased bears to 2,343,750, and each U.S. Underwriter agrees, severally and not jointly, to purchase from each Selling Shareholder named in Part B of Schedule I hereto the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be sold by such Selling Shareholder as the number of U.S. Firm Shares set forth in Schedule II hereto opposite the name of such U.S. Underwriter bears to the total number of U.S. Firm Shares. The Additional Shares to be purchased by the U.S. Underwriters hereunder and the U.S. Firm Shares are hereinafter collectively referred to as the U.S. Shares.

Each Seller hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are now owned by such Seller or are hereafter acquired) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the sale by the Sellers of the Shares under this Agreement, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (C) shares of Common Stock that are transferred by a Seller in a bona fide charitable donation or in any estate planning disposition provided that the transferee in any such transaction agrees to be bound by the terms of this Agreement, or (D) shares of Common Stock that are transferred due to the death or disability of a Seller provided that such transferee agrees to be bound by the terms of this Agreement. In addition, each Selling Shareholder agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to the extent that doing so would cause a registration statement relating thereto to be filed with the Commission during the period ending 180 days after the date of the Prospectus.

4.  TERMS OF PUBLIC OFFERING.  The Sellers are advised by you that the
    ------------------------
Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at $______ a share (the "Public Offering Price") and to certain dealers selected by you at a price that represents a concession not in excess of $______ a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $______ a share, to any Underwriter or to certain other dealers.

Each U.S. Underwriter hereby makes to and with each Seller the representations and agreements of such U.S. Underwriter contained in the fifth and sixth paragraphs of Article III of the Agreement Between U.S. and International Underwriters of even date herewith. Each International Underwriter hereby makes to and with each Seller the representations and agreements of such International Underwriter contained in the seventh, eighth, ninth and tenth paragraphs of
Article III of such Agreement.

5.  PAYMENT AND DELIVERY.  Payment for the Firm Shares to be sold by certain of
    --------------------
the Selling Shareholders (as denoted on Part A of Schedule I hereto) shall be made by certified or official bank check or checks payable to the order of such Selling Shareholders in New York Clearing House funds at the office of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York at 10:00 A.M., New York City time, on __________ __, 1996/*/, or at such other time on the same or such other date, not later than __________ __, 1996,/**/ as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date."

     Payment for the Firm Shares to be sold by the Company and by the Selling Shareholders not included in the first paragraph of this Section 5 shall be made to such Sellers in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters on the Closing Date. Payment for any Additional Shares to be sold by the Selling Shareholders named in Part B of Schedule I hereto shall be made to the Selling Shareholders in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 A.M., New York City local time, on the date specified in the notice described in Section 3 or on such other date, in any event not later than __________ __, 1996,/***/ as shall be designated in writing by

  _________________________

        /*/ Insert date 3 business days or, in the event the offering is priced after 4:30 PM Eastern Time, 4 business days after the date of the Underwriting Agreement.

        /**/ Insert date 5 business days after the date inserted in accordance with note 1 above.

        /***/ Insert date 10 business days after the expiration of the greenshoe option.

you. The time and date of such payment are hereinafter referred to as the "Option Closing Date."

     Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor. Notwithstanding the foregoing, if so specified by the Representatives, the shares may be represented by a global certificate registered in the name of Cede & Company, as nominee of The Depository Trust Company ("Cede").

6.  CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS.  The obligations of the Sellers
    -------------------------------------------
to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 4:00 p.m. (New York time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

          (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

               (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

              (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

          (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

          (c) The Underwriters shall have received on the Closing Date an opinion of Kirkland & Ellis, outside counsel for the Company, dated the Closing Date, to the effect that:

               (i) the Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware and has the corporate power and authority required to carry on its business as, to our knowledge, it is currently being conducted and to own, lease and operate its properties as described in the Prospectus;

              (ii) each Significant Subsidiary (as such term is defined under Rule 1-02 of Regulation S-X) of the Company is a validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority required to carry on its business as, to our knowledge, it is currently being conducted and to own, lease and operate its properties as described in the Prospectus and is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which to our knowledge, such corporation owns or leases real property used in manufacturing and sales; each Significant Subsidiary is duly qualified as a foreign corporation and in good standing in the jurisdictions set forth on Schedule A hereto;
                   ----------

             (iii) this Agreement has been duly authorized, executed and delivered by the Company;

              (iv) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Registration Statement and the Prospectus;

               (v) all of the outstanding shares of Common Stock prior to the issuance of the Shares to be sold by the Company (including the Shares to be sold by the Selling Shareholders) have been duly authorized and validly issued and are fully paid and non-assessable;

              (vi) the Shares to be issued and sold by the Company pursuant to this Agreement have been duly authorized, and when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued and will be fully paid and non-assessable and, to our knowledge, the issuance of such Shares will not be subject to any pre-emptive or similar rights;

             (vii) the execution, delivery and performance of this Agreement by the Company, compliance by the Company with all the provisions hereof and the issuance and sale of the Shares to be sold by the Company to the Underwriters hereby will not require any consent, approval, authorization or other order of any federal court, regulatory body, administrative agency or other federal governmental body, except such as may be required under the Securities Act, the Securities Exchange Act or 1934, as amended (the "Exchange Act"), other state securities or Blue Sky laws or foreign securities laws (as to which we express no opinion), and will not conflict with or constitute a breach of any of the terms or provisions of, or constitute a default under, the Restated Certificate of Incorporation or By-laws of the Company or the agreements or forms of agreements set forth as Exhibits 2.1, 4.1 through 4.10, 10.2 through 10.25 to the Registration Statement, or violate or conflict with any federal laws, administrative regulations or rulings or court decrees applicable to the Company or its property (other than federal securities laws); provided, that the foregoing
                                                --------
          opinion covers only such consents, approvals, authorizations, orders, laws, administrative regulations and rulings that we reasonably recognize in the exercise of our customary professional diligence to be directly applicable to the transactions contemplated by this Agreement;

            (viii) the statements under the captions "The Recapitalization," "Management -- Management Agreements," "-- Stock Options," "Certain Relationships and Related Transactions," "Description of Certain Indebtedness," "Shares Eligible For Future Sale - Registration Agreement" and "Certain Material Federal Income Tax Consequences to Non-United States Holders" in the Prospectus and in Items 14 of Part II of the Registration Statement, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, fairly present, in all material respects, the information called for with respect to such legal matters, documents and proceedings;

              (ix) such counsel does not have knowledge of any legal or governmental proceedings which is pending or overtly threatened against the Company or any of its subsidiaries which is required to be described in the Registration Statement or the Prospectus and is not so described, or any agreement, contract or other document which is required to be described in the Registration Statement or the Prospectus and is not so described, or any agreement, contract or other document which is required to be filed as an exhibit to the Registration Statement and is not so filed;

               (x) the Company is not and, after giving effect to the offering and sale of the shares and the application of the proceeds thereof as described in the Prospectus, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

             [(xi) the Company and its subsidiaries (A) are in compliance with any and all applicable Environmental Laws, (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole;] and

              (xii) such counsel (A) is of the opinion that the Registration Statement and Prospectus (except for financial statements and the notes thereto and the supporting schedules and other financial and statistical data included therein as to which such counsel need not express any opinion), as to the effective date of the Registration Statement, appeared on their face to be appropriately responsive in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (B) has no reason to believe at the time the Registration Statement became effective or on the date of this Agreement that (except for financial statements and notes thereto and the supporting schedules and other financial and statistical data as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) has no reason to believe that (except for financial statements and notes thereto and the supporting schedules and other financial and statistical data as to which such counsel need not express any belief) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (d) The Underwriters shall have received on the Closing Date an opinion of Kirkland & Ellis, counsel for the Selling Shareholders, dated the Closing Date, to the effect that:

               (i) this Agreement has been duly authorized, executed and delivered by or on behalf of each of the Selling Shareholders;

              (ii) the execution and delivery by each Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement and the Power of Attorney and Custody Agreement of such Selling Shareholder will not contravene any provision of applicable law, or the certificates of incorporation or by-laws of such Selling Shareholder (if such Selling Shareholder is a corporation), or the partnership agreement of such Selling Shareholder (if such Selling Shareholder is a partnership) or, to the best of such counsel's knowledge, any agreement or other instrument binding upon such Selling Shareholder or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Power of Attorney and Custody Agreement of such Selling Shareholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with offer and sale of the Shares;

             (iii) each of the Selling Shareholders has valid title to the Shares to be sold by such Selling Shareholder and has the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Power of Attorney and Custody Agreement of such Selling Shareholder and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder;

              (iv) the Power of Attorney and Custody Agreement of each Selling Shareholder has been duly authorized, executed and delivered by such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder; and

               (v) delivery of the Shares to be sold by each Selling Shareholder pursuant to this Agreement will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

          (e) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in subparagraphs (iii),
     (vi), (viii) (but only as to the statements in the Prospectus under "Underwriters") and (xii) of paragraph (c) above.

          With respect to subparagraph (xii) of paragraph (c) above, Kirkland & Ellis and Davis Polk & Wardwell may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to paragraph (d) above, Kirkland & Ellis may rely, to the extent such counsel deems appropriate, as to matters of fact upon the representations of each Selling Shareholder contained herein and in the Custody Agreement and Power of Attorney of such Selling Shareholder and in other documents and instruments; provided that copies of such Custody Agreements and Powers of
                  --------
     Attorney and of any such other documents and instruments shall be delivered to you and shall be in form and substance satisfactory to your counsel.

          The opinions of Kirkland & Ellis described in paragraph (c) and the opinions of Kirkland & Ellis described in paragraph (d) above shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Shareholders, as the case may be, and shall so state therein.

          (f) The Underwriters shall have received, on each of the date hereof and the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from each of Price Waterhouse LLP, Ernst & Young LLP and KPMG Peat Marwick LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letters delivered on the Closing Date shall use a "cut-
     --------
     off date" not earlier than the date hereof.

          (g) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

          (h) The Shares shall have been approved for inclusion on the New York Stock Exchange, subject to official notice of issuance.

The several obligations of the U.S. Underwriters to purchase Additional Shares hereunder are subject to the delivery to the U.S. Representatives on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company and the due authorization and issuance of the Additional Shares.

7.  COVENANTS OF THE COMPANY.  In further consideration of the agreements of the
    ------------------------
Underwriters herein contained, the Company covenants with each Underwriter as follows:

          (a) To furnish to you, without charge, fifteen signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in paragraph (c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

          (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to use its best efforts to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

          (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters after consultation with counsel to the Company, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

          (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that in connection therewith the Company shall not be
              --------
     required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

          (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending _______________/*/ that satisfies the provisions of
     Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

     8.  Expenses.  Whether or not the transactions contemplated in this
         --------
Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the


  _______________________

        /*/ Insert date one year after the end of the Company's fiscal quarter in which the closing will occur.

quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state and foreign securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state and foreign securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum; provided that in no event shall the Company be
                       --------
responsible for any amounts over $20,000, (iv) all filing fees incurred in connection with the review and qualification of the offering by the National Association of Securities Dealers, Inc., including, without limitation, any [fees and disbursements of counsel acting on behalf] of Morgan Stanley & Co. Incorporated in its capacity as a "qualified independent underwriter," (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the New York Stock Exchange, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expense of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled "Indemnity and Contribution", and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

          The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

9.  INDEMNITY AND CONTRIBUTION.  (a)  The Company agrees to indemnify and hold
    --------------------------
harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein and as described in
Section 1(b) hereof; provided, however, that the foregoing indemnity agreement
                     --------  -------
with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if it is established that a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

          The Company also agrees to indemnify and hold harmless Morgan Stanley & Co. Incorporated ("Morgan Stanley") and each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Act, or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments incurred as a result of Morgan Stanley's participation as a "qualified independent underwriter" within the meaning of Section 1 of
Article III of the Rules of Fair Practice of the National Association of Securities Dealers, Inc. in connection with the offering of the Shares, except for any losses, claims, damages, liabilities and judgments resulting from Morgan Stanley's, or such controlling person's, willful misconduct.

     (b) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, each Underwriter and each person, if any, who controls the Company or any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating specifically to such Selling Shareholder, as set forth under the caption "Principal and Selling Stockholders" (including the notes thereto); provided, however, that the foregoing indemnity agreement with respect to any
- --------  -------
preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if it is established that a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities; provided, further, that with respect to any amount due an
             --------  -------
indemnified person under this paragraph (b), each Selling Shareholder shall be liable only to the extent of the net proceeds received by such Selling Shareholder from the sale of such Selling Shareholder's Shares.

     (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any

Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

     (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraph (a), (b) or (c) of this Section 9, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (b) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and
(c) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such controlling persons of Selling Shareholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Shareholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to paragraph (a) or (b) of this Section 9 in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Morgan Stanley in its capacity as a "qualified independent underwriter" and all persons, if any, who control Morgan Stanley within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act.

     (e) To the extent the indemnification provided for in paragraph (a), (b) or (c) of this Section 9 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. In no event shall the liability of a Selling

Shareholder under this Section 9(e) exceed the amount that such Selling Shareholder would have been required to pay under Section 9(b) had such indemnification been held to be available thereunder.

     (f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata
                                                                        --- ----
allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) of this Section 9. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     (g) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

10.  TERMINATION.  This Agreement shall be subject to termination by notice
     -----------
given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

11.  EFFECTIVENESS; DEFAULTING UNDERWRITERS.  This Agreement shall become
     --------------------------------------
effective upon the execution and delivery hereof by the parties hereto.

     If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedules II and III bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of
                                  --------
Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you, the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12.  COUNTERPARTS.  This Agreement may be signed in two or more counterparts,
     ------------
each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13.  APPLICABLE LAW.  This Agreement shall be governed by and construed in
     --------------
accordance with the internal laws of the State of New York.

14.  HEADINGS.  The headings of the sections of this Agreement have been
     --------
inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                     Very truly yours,

                                     AMERICAN PAD & PAPER COMPANY


                                     By______________________________
                                        Name:
                                        Title:


                                     The Selling Shareholders
                                     named in Schedule I Part C hereto,
                                     acting severally


                                     By______________________________
                                        Attorney-in-Fact

Accepted, __________ __, 1996

MORGAN STANLEY & CO. INCORPORATED
ALEX. BROWN & SONS INCORPORATED
BT SECURITIES CORPORATION
CS FIRST BOSTON CORPORATION
GOLDMAN, SACHS & CO.
SALOMON BROTHERS INC.
WASSERSTEIN PERELLA SECURITIES, INC.

Acting severally on behalf
 of themselves and the
 several U.S. Underwriters named
 in Schedule II hereto.

     By MORGAN STANLEY & CO.
          INCORPORATED



     By_____________________________
        Name:
        Title:

MORGAN STANLEY & CO. INTERNATIONAL
  LIMITED
ALEX. BROWN & SONS INCORPORATED
BANKERS TRUST INTERNATIONAL PLC
CS FIRST BOSTON LIMITED
GOLDMAN SACHS INTERNATIONAL
SALOMON BROTHERS INTERNATIONAL LIMITED
WASSERSTEIN PERELLA SECURITIES, INC.

Acting severally on behalf
 of themselves and the
 several International Underwriters
 named in Schedule III hereto.

     By MORGAN STANLEY & CO.
          INTERNATIONAL LIMITED



     By __________________________
        Name:
        Title: